Exhibit 99.1 Press Release 3/13/06

Chembio Supports Regulatory Path Recommended By FDA Committee for Approval of Over the Counter Rapid HIV Tests

MEDFORD, N.Y. - March 13, 2006 - Chembio is pleased by the recommendation that was given to the Food & Drug Administration (FDA) by FDA’s Blood Products Advisory Committee (BPAC) on Friday, March 10 concerning proposed regulatory requirements for the approval of over the counter (OTC) distribution of rapid HIV tests.

The BPAC was unanimous in its recommendation that products that are or become approved by the FDA for professional use would automatically meet the analytical sensitivity and specificity requirements that are part of the first of three phases of requirements that BPAC recommended for OTC distribution. Chembio is expecting professional market approval of two of its three rapid HIV tests, HIV 1/2 STAT-PAK™ and SURE CHECK® HIV during the first half of this year. The main additional recommended requirements will be for studies to ensure that untrained users, in both controlled and intended use settings, will be able to properly perform the tests, interpret results, and fully understand the informational materials that will be required to accompany each test kit, which will include information regarding access to counseling and treatment.

Chembio’s CEO Lawrence Siebert, who attended the hearing with Avi Pelossof, Chembio’s VP Sales, Marketing and Business Development, said: “Possible U.S. OTC approval opens up a new potential market for our products, one that should help identify those HIV-positive individuals in the U.S. who are unaware of their status.”

Avi Pelossof said: “Our goal is to make HIV rapid tests more accessible. The OTC market will provide more options for those wishing to learn their HIV status. Chembio’s ability to produce high quality, multi-platform products that are also competitively priced and have a 24 month shelf-life should be a significant advantage in the OTC market.”

ABOUT CHEMBIO
Chembio Diagnostics, Inc. (OTCBB: CEMI) possesses expertise in the development and manufacturing of rapid diagnostic tests for various infectious diseases. Chembio is participating in the frontlines of the global battle against the devastating AIDS pandemic. This battle, to which the United States alone has pledged $15 billion in international aid, is the impetus behind Chembio’s rapid HIV tests. Because rapid tests can detect HIV antibodies within minutes, the massive prevention and treatment programs that are now scaling up can be much more effective. Chembio is one of four global rapid HIV test suppliers under the Clinton HIV/AIDS Initiative (www.clintonfoundation.org). The Company also manufactures additional rapid tests that it has developed for other deadly diseases, including human and veterinary Tuberculosis and Chagas Disease. References to Chembio Diagnostics, Inc. may actually refer to Chembio Diagnostic Systems, Inc.; the wholly owned subsidiary of Chembio Diagnostics, Inc. Chembio is located at 3661 Horseblock Road, Medford, NY 11763. For additional information please visit www.chembio.com.

FORWARD-LOOKING STATEMENTS
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner, and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contact: IR: Vince Daniels/James Carbonara
 PR: Judy Katz
The Investor Relations Group 212-825-3210